ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 19‘x’ day of April 2006 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to NNN 901 Civic, LLC, a Delaware limited liability company and NNN VF 901 Civic, LLC, a Delaware limited liability company (“Assignee”), in ownership percentages to be determined between the parties.

RECITALS

Santa Ana Arts IV, Inc., a California corporation, f/k/a American Pacific Secured File Storage, Inc., a California corporation entered into that certain Agreement of Sale and Purchase, dated as of March 27, 2006 and amended March 30, 2006 (the “Contract”) with respect to certain property known as 901 Civic Center Drive; Santa Ana, California; as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract,

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC, a Virginia limited liability company

By: /s/ Richard Hutton

Name: RICHARD HUTTON

Title: CHIEF INVESTMENT OFFICER

ASSIGNEE:	NNN 901 Civic, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company

Its: Manager

By: /s/ Richard Hutton

Name: RICHARD HUTTON

Title: CHIEF INVESTMENT OFFICER

NNN VF 901 Civic, LLC, a Delaware limited liability company

By: NNN 2003 Value Fund, LLC a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company

Its: Manager

By: /s/ Richard Hutton

Name: RICHARD HUTTON

Title: CHIEF INVESTMENT OFFICER